Exhibit 4.2
STANDARD TERMS
to
MASTER SERVICING AGREEMENT
January 1, 2006 EDITION
FREMONT MORTGAGE SECURITIES CORPORATION

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
Section 1.01. Definitions	1
ARTICLE II
ASSIGNMENT OF MORTGAGE LOANS AND TRUST ESTATE;
DOCUMENTS TO BE DEPOSITED WITH THE TRUSTEE

Section 2.01. Trustee to Retain Possession of Documents	6
Section 2.02. Trustee to Retain Possession of Certain Insurance Policies and Documents	6
ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. General Duties of Master Servicer	6
Section 3.02. Termination of Sales/Servicing Agreements	7
Section 3.03. Enforcement of “Due-on-Sale” Clauses; Assumption Agreements	8
Section 3.04. Release of Trustee Mortgage Loan Files	8
Section 3.05. Documents, Records and Funds in Possession of Master Servicer to be eld for Trustee	10
Section 3.06. Modification of Requirements to Servicing Provisions of the Sales/Servicing Agreement	11
Section 3.07. Waiver by master Servicer of Certain Requirements in the Sales/Servicing Agreement	11
Section 3.08. Assignment of Sales/Servicing Agreements	12
Section 3.09. Representations and Warranties	12
Section 3.10. Closing Certificate and Opinion	13
ARTICLE IV
INSURANCE AND BONDS

Section 4.01. Maintenance of Insurance and Collections Thereunder	13
Section 4.02. Payment of Premiums	14
Section 4.03. Presentment of Claims and Collection of Proceeds	14
Section 4.04. Renewal of Primary Mortgage Insurance Policies	15
ARTICLE V
ADVANCES BY MASTER SERVICER FOR P & I
ADVANCES, ATTORNEYS’ FEES AND OTHER COSTS

Section 5.01. Recoverable Advances	15
Section 5.02. Non-Recoverable Advances	16
ARTICLE VI
PAYMENTS BY MASTER SERVICER

Section 6.01. General	16

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Page
Section 6.02. Deposits Into Master Custodial P&I Account	17
Section 6.03. Withdrawals From Master Custodial P&I Accounts	17
Section 6.04. Payments for Additional Interest In Connection with Certain Prepayments and Other Liquidations	18
Section 6.05. Payments for the Repurchase of Loans	19
Section 6.06. Payments for Losses due to Mortgagor Bankruptcies	20
ARTICLE VII
COMPENSATION AND DISBURSEMENTS TO MASTER SERVICER

Section 7.01. Compensation to the Master Servicer	20
Section 7.02. Authorized Disbursements from the Collateral Proceeds Account	20
ARTICLE VIII
REPORTS AND CERTIFICATE TO TRUSTEE

Section 8.01. Monthly Reports to the Issuing Entity and Trustee	21
Section 8.02. Annual Statement as to Compliance	21
Section 8.03. Annual Reports to the Issuing Entity and Trustee	22
Section 8.04. Commission Reporting	23
ARTICLE IX
MERGER OR CONSOLIDATION OF MASTER SERVICER; RESIGNATION

Section 9.01. Merger or Consolidation	31
Section 9.02. Assignment or Transfer of Master Servicing Agreement	31
Section 9.03. Resignation of Master Servicer	31
ARTICLE X
DEFAULT

Section 10.01. Events of Default by Master Servicer	32
Section 10.02. Other Remedies of Trustee	33
ARTICLE XI
DUTIES OF THE MASTER SERVICER

Section 11.01. General Bond Administration	33
Section 11.02. REMIC Bond Administration	35
Section 11.03. Additional Bond Administration Rights and Duties of Master Servicer	36
Section 11.04. Additional Costs Payable by Master Servicer	36
ARTICLE XII
MISCELLANEOUS

Section 12.01. No Assignment or Delegation of Duties by Master Servicer	36
Section 12.02. Binding Nature of Agreement; Assignment	37
Section 12.03. Entire Agreement	37
Section 12.04. Amendments and Supplements	37
Section 12.05. Controlling Law	37
Section 12.06. Indulgences, No Waivers	37
Section 12.07. Titles Not to Affect Interpretation	38
Section 12.08. Attorney’s Fees	38

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EXHIBITS

Exhibit A	Monthly Bond Remittance Report
Exhibit B	Relevant Servicing Criteria
Exhibit C	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit D	Form of Additional Disclosure Notification
Exhibit E	Form of Servicer Certification

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RECITALS
     A master servicer identified in the Master Servicing Agreement of which these Standard Terms are a part (the “Master Servicer”) intends to act as “master servicer” on behalf of Fremont Mortgage Securities Corporation (“FMSC”) for one or more Series of collateralized structured securities (the “Securities”) pursuant to an indenture between FMSC or an owner trust created by it (the “Issuing Entity”) and the trustee identified in such indenture (the “Trustee”). The Securities are to be secured by mortgage loans that have been sold or pledged to the Issuing Entity by FMSC (the “Mortgage Loans”). Collection of the scheduled principal and interest payments on the Mortgage Loans, plus pass-through payments of prepayments and liquidation proceeds, will be paid to the Trustee on behalf of the Issuing Entity for the payment of the principal and interest on the Securities.
     FMSC has entered into Sales/Servicing Agreements with various Servicers acceptable to the Master Servicer and has assigned its interest in the Sales/Servicing Agreements either to the Issuing Entity or to one of its subsidiaries, which, in turn, has assigned its interest to the Issuing Entity. Under the terms of its Sales/Servicing Agreement, each Servicer has agreed to service the mortgage loans sold by it to FMSC. To provide for the administration and servicing of the Mortgage Loans that secure payment of the Securities, including the orderly and timely collection of scheduled payments of principal and interest and the advance of such payments by the Master Servicer to the extent recoverable from Liquidation Proceeds, Insurance Proceeds, or subsequent payments by the Borrower, the Issuing Entity and FMSC, on behalf of itself or one of its subsidiaries, have retained the Master Servicer to act as a “master servicer” for all Mortgage Loans and to manage and supervise the administration and servicing of the Mortgage Loans by all Servicers for the benefit of the Issuing Entity, FMSC, the Trustee and the Securityholders.
STANDARD TERMS
     NOW THEREFORE, in consideration of the mutual covenants and obligations contained below and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuing Entity, FMSC and Master Servicer agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions.
     The following terms shall have the meanings ascribed to them below, unless the context or use otherwise clearly indicates another or different meaning and intent. Moreover, such meanings are equally applicable to the singular and the plural forms of such terms, as the context may require. Capitalized terms not otherwise defined in these Standard Terms shall have the meanings ascribed to them in the Sales/Servicing Agreement. (Copies of the Sales/Servicing Agreement are held by the Master Servicer and the Issuing Entity at their respective places of business located at the addresses specified in the Master Servicing Agreement.)
     “Advance Claims Endorsement”: An endorsement to the Pool Insurance Policy which obligates the Mortgage Insurer that issued such Pool Insurance Policy to advance delinquent principal and interest installments on any Mortgage Loan.
     “Collateral Proceeds Account”: A trust account established by the Trustee with a bank, savings and loan association or other depository to which the Master Servicer shall remit from time to time the funds the Master Servicer has collected and deposited in a Master Custodial P&I Account in respect of the Mortgage Loans pledged to the Trustee as collateral for Securities.
     “Event of Default”: As provided in Section 10.01 of these Standard Terms.
     “FMSC”: Fremont Mortgage Securities Corporation, a Delaware corporation.
     “FNMA Guidelines”: The guidelines contained in the FNMA Seller’s Guide and in the FNMA Servicing Guide pertaining to one-to-four family, first-lien, conventional residential mortgage loans, and such other rules, regulations and guidelines adopted by FNMA that establish eligibility requirements for the purchase of conventional, residential mortgage loans by FNMA or establish loan service requirements for mortgage loans purchased by FNMA, as amended or supplemented from time to time.
     “Indenture”: A trust indenture between the Trustee and the Issuing Entity under which Securities are issued, as amended or supplemented from time to time.
     “Issuing Entity”: An affiliate of FMSC which has issued Securities secured by Mortgage Loans.
     “Master Custodial P & I Account”: An account maintained by the Master Servicer specifically for the collection from any Servicer of the payment of principal and interest on mortgage loans purchased by FMSC.
     “Master Servicer Remittance Date”: The date specified in the Master Servicing Agreement, which is the day each month on which the Master Servicer will remit funds to the Trustee.
     “Master Servicer”: The Person designated and appointed by the Trustee to act as “master servicer” pursuant to Sections 9.03 and 10.01 of these Standard Terms.
     “Master Servicer Errors and Omissions Insurance Policy”: Insurance coverage in an amount and otherwise in form and substance acceptable under FNMA guidelines, insuring the Master Servicer as the named insured against liability for damages arising out of errors, omissions or mistakes committed in the performance of the services and other obligations required of the Master Servicer under its Master Servicing Agreement with the Issuing Entity and, unless waived by the Master Servicer, naming the Trustee as an additional insured, containing a severability of interests provision, but no other exclusion or other provision that would limit the liability of any insured to any other insured.
     “Master Servicer Fidelity Bond”: A fidelity bond issued by an insurer and in form and substance acceptable under FNMA Guidelines, under which such insurer (a) agrees to indemnify the Master Servicer for all losses sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer’s directors, officers or employees, and (b) provides for limits of liability under such bond for each director, officer or employee of not less than an amount required by such guidelines.
     “Master Servicing Agreement”: Each agreement between the Issuing Entity and the Master Servicer under which the Master Servicer agrees to supervise the Servicers of the Mortgage Loans and to assume certain other obligations in accordance with such agreement and the terms and conditions of these Standard Terms, as supplemented and amended from time to time.
     “Monthly Remittance Report”: The monthly report to be provided by the Master Servicer to the Trustee pursuant to Section 8.01 of these Standard Terms, providing such information as is set forth in Exhibit A.
     “Monthly P & I Advance”: An advance of funds by the Master Servicer pursuant to the Master Servicing Agreement or by any other institution pursuant to an Advance Claims Endorsement to pay delinquent principal and interest installments (net of related servicing fees) on any Mortgage Loan.
     “Mortgage Loans”: The loans evidenced by the Notes and Security Instruments referred to in the Mortgage Loan Schedule attached to the Indenture Supplement, respectively, which the Issuing Entity has pledged to the Trustee as collateral for the Securities pursuant to the Indenture.
     “Mortgagor Bankruptcy Bond”: A surety bond, insurance policy, letter of credit or other credit instrument, in form and substance satisfactory to the Issuing Entity and the Trustee, issued by an insurance company, surety company, or by a bank, trust company, savings and loan association or other financial institution acceptable to the Trustee providing coverage against loss resulting from any order, decree or other action by a court in connection with a bankruptcy proceeding that reduces the amount of indebtedness secured by any Security Instrument or the interest rate of any Note.
     “Non-Recoverable Advance”: As provided in Section 5.01(f) to these Standard Terms.
     “Officer’s Certificate”: A certificate signed by a Servicing Officer.

     “Opinion of Counsel”: A written opinion of counsel to the Master Servicer, which opinion is as to form and substance, and is issued by counsel, reasonably acceptable to the Trustee.
     “Purchase Price”: With respect to a Mortgage Loan purchased from the Trust Estate, an amount equal to the unpaid Principal Balance of the Mortgage Loan plus thirty days interest thereon at the Note Rate.
     “Rating Agency”: The rating agency or rating agencies that rate the Securities at the request of the Issuing Entity at the time of issuance of the Securities.
     “Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 — 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the United States Securities and Exchange Commission, or as may be provided by the United States Securities and Exchange Commission or its staff from time to time.
     “Relevant Servicing Criteria”: The servicing criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time, that are applicable to the various parties, as set forth on Exhibit B attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the trust administrator, or the Trustee, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.
     “REMIC Election”: An election to treat the collateral pledged to secure the Securities as a real estate mortgage investment conduit (a “REMIC”) pursuant to Section 860D of the Code.
     “REMIC Pool”: The collateral pledged to secure the Securities as to which a REMIC Election is made.
     “Sales/Servicing Agreement”: Each of the several Sales/Servicing Agreements between a Servicer and FMSC under which the Servicer has agreed to service certain Mortgage Loans, and in case any of such Sales/Servicing Agreements is hereafter terminated, any substitute Sales/Servicing Agreement between FMSC and a substitute servicer, together with all amendments or supplements to the foregoing as may be entered into from time to time.
     “Securities”: Obligations of the Issuing Entity secured by Mortgage Loans and issued pursuant to the terms of an Indenture.
     “Securityholder”: A Person whose name appears as the holder of Securities on the register maintained by or for an Issuing Entity.
     “Series Year”: The twelve month period following the date of the Master Servicing Agreement and each anniversary thereof.
     “Servicer”: The mortgage loan servicing company that has entered into a Sales/Servicing Agreement with FMSC and is servicing Mortgage Loans, its successors and permitted assigns, and any other Person that shall enter into a substitute Sales/Servicing Agreement with the consent of the Master Servicer.
     “Servicing Function Participant”: Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Trustee, the Custodian or the Trustee, respectively.
     “Servicing Officer”: Any officer of the Master Servicer who is responsible for the administration and supervision of servicing of the Mortgage Loans.
     “Special Hazard Insurance Policy”: A casualty insurance policy, in form and substance satisfactory to the Issuing Entity and the Trustee, insuring the Trustee against loss sustained by damage or destruction to Mortgaged Premises, which loss is not insured by a Hazard Insurance Policy or Flood Insurance Policy (if any).
     “Standard Terms to Master Servicing Agreement” or “Standard Terms”: These Standard Terms and all exhibits, schedules and appendices hereto, as amended and supplemented from time to time.
     “Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Trustee.
     “Sub-Servicer”: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.
     “Trust Estate”: The corpus of the trust created by the Indenture consisting of (i) the Mortgage Loans, excluding all payments of principal and interest due before the Cut-Off Date; (ii) such funds as from time to time are held in the Collateral Proceeds Account; (iii) such funds as from time to time are held in the Master Custodial P & I Account and the Custodial P & I Accounts; (iv) the Mortgaged Premises that secure a Mortgage Loan which have been acquired by foreclosure (of any type) or by deed-in-lieu of foreclosure; (v) any Insurance Proceeds or Liquidation Proceeds to which the holder of any Mortgage Loan or the Trustee is entitled; (vi) all right, title and interest of the Issuing Entity under the Master Servicing Agreement; (vii) all rights of FMSC pursuant to the respective Sales/Servicing Agreements relative to the Servicers’ obligations with respect to the Mortgage Loans; and (viii) any other tangible or intangible property, rights or benefits that were granted, assigned or conveyed to the Trustee under the Indenture as collateral for the Securities.
     “Trust Receipt”: As provided in Section 3.04(b) of these Standard Terms.
     “Trustee”: The trustee acting as “trustee” for the Bondholders under the Indenture.
     “Trustee Mortgage Loan File”: As provided in Section 2.01 of these Standard Terms.

ARTICLE II
ASSIGNMENT OF MORTGAGE LOANS AND TRUST ESTATE;
DOCUMENTS TO BE DEPOSITED WITH THE TRUSTEE
     Section 2.01. Trustee to Retain Possession of Documents.
     Concurrently with the execution and delivery of the Master Servicing Agreement, the Issuing Entity shall have pledged, transferred and assigned to the Trustee, as collateral for the payment of principal and interest on the Securities, all right, title and interest of the Issuing Entity in and to the Trust Estate. Prior to or contemporaneously with the execution of such Master Servicing Agreement, the Issuing Entity shall have delivered or caused to be delivered to the Trustee or its agent with respect to each Mortgage Loan certain documents and instruments as specified in Section 362 of the Sales/Servicing Agreement, which shall be referred to in these Standard Terms as the “Trustee Mortgage Loan File.” The Trustee or its agent shall retain possession of these documents and shall release them only under the circumstances specified herein.
     Section 2.02. Trustee to Retain Possession of Certain Insurance Policies and Documents.
     The Trustee or its agent shall also retain possession and custody of the originals of any Special Hazard Insurance Policy, any Pool Insurance Policy, any Mortgagor Bankruptcy Bond, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by these Standard Terms. Until the Bonds have been paid in full and the Issuing Entity otherwise has fulfilled its obligations under the Indenture, the Trustee or its agent shall also retain possession and custody of each Trustee Mortgage Loan File in accordance with and subject to the terms and conditions of the Indenture. The Master Servicer shall promptly deliver to the Trustee or its agent upon the execution or receipt thereof, the originals of any Special Hazard Insurance Policy, any Pool Insurance Policy, any Mortgagor Bankruptcy Bond, and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Trustee Mortgage Loan File that come into the possession of the Master Servicer from time to time.
ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
     Section 3.01. General Duties of Master Servicer.
     For and on behalf of the Trustee, FMSC, and the Securityholders, the Master Servicer shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans by the Servicers and the observance and performance by the Servicers of all services, duties, responsibilities and obligations that are to be observed or performed by them under their respective Sales/Servicing Agreements. Upon the request of a Servicer, the Master Servicer will not unreasonably withhold its consent to the transfer of the servicing obligations from such Servicer to another Servicer, provided, however, that the new Servicer executes a new Sales/Servicing Agreement whose servicing provisions are identical to the previous Sales/Servicing Agreement, and the new Servicer has been approved by the Master Servicer. Moreover, the Master Servicer agrees to maintain the Master Servicer Errors and Omissions Policy and the Master Servicer Fidelity Bond in full force and effect throughout the term of the Master Servicing Agreement.
     During the term of the Master Servicing Agreement the Master Servicer shall consult fully with each of the Servicers as may be necessary from time to time to perform and carry out the Master Servicer’s obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Sales/Servicing Agreement. If any Servicer materially breaches or fails to perform or observe any material obligations or conditions of its Sales/Servicing Agreement, the Master Servicer shall promptly deliver to the Trustee, FMSC and the Issuing Entity an Officer’s Certificate certifying that such Servicer is in default and describing the events and circumstances giving rise to the default and what action (if any) has been, or is to be, taken by the Servicer to cure the default and setting forth what action (if any) that the Master Servicer plans to take.
     Section 3.02. Termination of Sales/Servicing Agreements.
     If the Master Servicer or the Trustee terminates any Sales/Servicing Agreement with a Servicer, the Master Servicer, at its election, shall enter into a substitute servicing agreement with FMSC, or arrange for another mortgage loan service company acceptable to it to do so, under which such mortgage loan service company or the Master Servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such terminated Sales/Servicing Agreement, regardless whether such liabilities, duties, responsibilities or obligations shall have accrued before or after the termination of such Sales/Servicing Agreement, including but not limited to, the Servicer’s obligations to purchase certain Mortgage Loans and any other liabilities or obligations of the Servicer arising from any breach by the Servicer of any representations and warranties contained in its Sales/Servicing Agreement causing a material impairment in the value of such Mortgage Loans. If the Master Servicer does not elect to enter into a substitute Sales/Servicing Agreement with FMSC, the Master Servicer shall nevertheless assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the Servicer under such terminated Sales/Servicing Agreement until a substitute mortgage loan service company has been appointed and designated and a substitute Sales/Servicing Agreement has been entered into by FMSC and such substitute Servicer.

     Section 3.03. Enforcement of “Due-on-Sale” Clauses; Assumption Agreements.
     (a) Enforcement. Each Sales/Servicing Agreement requires the Servicer to enforce any “due-on-sale clause” contained in any Note or Security Instrument to the extent that such enforcement is permissible by law and governmental regulation and will not adversely affect or jeopardize coverage under any Primary Mortgage Insurance Policy or any Pool Insurance Policy; provided, however, that if the Servicer reasonably expects that the enforceability or legality of the “due-on-sale clause” will be litigated, the Servicer shall promptly notify the Master Servicer and each Mortgage Insurer and obtain their written approval before initiating any enforcement proceedings. The Master Servicer shall grant such approval if, in its and its counsel’s reasonable judgment, such enforcement is permissible by law and governmental regulation, will not adversely affect or jeopardize coverage under any Primary Mortgage Insurance Policy or any Pool Insurance Policy and will not result in advances by or other expenses to the Servicer or the Master Servicer that are not recoverable from Liquidation Proceeds or Insurance Proceeds relating to the Mortgage Loan.
     (b) Assumptions. Subject to the limitation specified in Subsection 3.03(a) above and to such other limitations or conditions in the related Sales/Servicing Agreement, whenever a Mortgaged Premises is to be conveyed to a Person by a Borrower and the Person is to enter into an assumption agreement or modification agreement or supplement to the Note or the Security Instrument that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required to release the Borrower from liability on the Mortgage Loan, the Master Servicer shall obtain from the Servicer the assumption agreement with the Person to whom the Mortgage Premises is to be conveyed and such modification agreement or supplement to the Note or the Security Instrument or other instruments as are reasonable or necessary to carry out the terms of the Note or the Security Instrument or otherwise to comply with any applicable laws regarding assumptions and/or the transfer of the Mortgaged Premises to such Person, and deliver them to the Trustee for signature with a letter explaining the nature of such documents and the reason or reasons why the Trustee’s signature is required. With such letter, the Master Servicer shall also deliver to the Trustee an Officer’s Certificate from the applicable Servicer as provided in Section 741 of the Sales/Servicing Agreement. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the fully executed and duly recorded (where appropriate) originals of the assumption agreement, the release (if any) or the modification or supplement to the Note or the Security Instrument to be delivered to the Trustee or its agent and deposited in the Trustee Mortgage Loan File.
     Section 3.04. Release of Trustee Mortgage Loan Files.
     (a) Payments-in-Full. The Sales/Servicing Agreement requires that upon the payment-in-full of any Mortgage Loan, the Servicer shall deposit the proceeds thereof in the appropriate Custodial P & I Account maintained by the Servicer, and prepare and deliver to the Master Servicer with respect to the Security Instrument which secures the Note, a request for reconveyance, deed or conveyance or release or satisfaction of the

Security Instrument or other appropriate instrument releasing the Mortgaged Premises from the lien represented by the Security Instrument. Upon receipt of the certificate (RMIC Form 340) as required by the Sales/Servicing Agreement, the Master Servicer shall deliver such certificate to the Trustee, together with a certificate of a Servicing Officer setting forth the Master Servicer’s recommendations as to what action should be taken by the Trustee in respect of such documents. In the event the Trustee Mortgage Loan File with respect to such Mortgage Loan is released, the Trustee or its agent shall send such Trustee Mortgage Loan File to the Servicer for recordation of the mortgage release or satisfaction in the proper recording office.
     (b) Release of Trustee Mortgage Loan File for Other Purposes. From time to time as is appropriate for the servicing or foreclosure of a Mortgage Loan or the acquisition of Mortgaged Premises in lieu of foreclosure or for the making of any claim against or collection under any Mortgage Insurance Policy, Flood Insurance Policy, Hazard Insurance Policy, Mortgagor Bankruptcy Bond, the Special Hazard Insurance Policy, the Servicer Fidelity Bond, the Servicer Errors and Omissions Policy, or for purposes of effecting a partial release of any Mortgaged Premises from the lien of the Security Instrument or for making any corrections to the Note or the Security Instrument or other documents constituting the Trustee Mortgage Loan File, the Master Servicer shall deliver to the Trustee, with a copy to the Issuing Entity, (i) an officer’s certificate of the Servicer (RMIC Form 340) as required under Section 731 or Section 742 of the Sales/Servicing Agreement, and shall certify as to the reason for such release and that such release will not invalidate the insurance coverage provided in respect to the Mortgage Loan under any of the foregoing insurance policies, and (ii) an executed Trust Receipt (RMIC Form 347), executed by an officer of the Lender or by a Servicing Officer, designating whether the Trustee Mortgage File, or the part thereof requested, shall be released to the Master Servicer or the Servicer. Upon receipt of the foregoing, the Issuing Entity will cause the Trustee or its agent to deliver to the Master Servicer, or the Servicer if the Master Servicer so requests, the Trustee Mortgage Loan File or documents so requested. Subject to the further limitations in this Section 3.04(b) below, the Master Servicer shall cause the Trustee Mortgage Loan File or documents so released to be returned to the Trustee or its agent when the need therefor by the Master Servicer or Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in a Custodial P & I Account, in which case the Issuing Entity shall cause the Trustee to deliver the Trust Receipt to the Master Servicer. If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Premises as authorized by its Sales/Servicing Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, request for trustee’s sale or other documents necessary to such foreclosure or to any legal action brought to obtain judgment against the Borrower on the Note or the Security Instrument or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Note or the Security Instrument or otherwise available at law or in equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Trustee an officer’s certificate of the Servicer as required under Section 731 or Section 742 of the Sales/Servicing Agreement requesting that such pleadings or documents be executed by the Trustee and a Servicing Officer shall certify as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the insurance coverage under the Special Hazard Insurance Policy, Flood Insurance Policy (if any), or Mortgagor Bankruptcy Bond or invalidate or otherwise affect the lien of the Security Instrument except for the termination of such lien upon completion of the foreclosure. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Trustee Mortgage Loan File or documents therein which have been released by the Trustee to be retained at all times by the Master Servicer or the Servicer, if appropriate, unless (i) the Mortgage Loan has been liquidated and the Insurance Proceeds or Liquidation Proceeds relating to the Mortgage Loan have been deposited in a Custodial P & I Account or (ii) the Trustee Mortgage Loan File or documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgage Premises and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Trustee Mortgage Loan File or documents were delivered and the purpose or purposes of such delivery.
     Section 3.05. Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.
     Notwithstanding other provisions of the Master Servicing Agreement, the Master Servicer shall transmit to the Trustee as required by the Master Servicing Agreement and the Sales/Servicing Agreement all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and FMSC for all funds received by the Master Servicer in the Master Custodial P & I Account or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Trustee Mortgage Loan Files, Lender Mortgage Loan Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including but not limited to, any funds on deposit in the Master Custodial P & I Account and in any Custodial P & I Account, shall be held by the Master Servicer for and on behalf of the Trustee, FMSC and the Securityholders and shall be and remain the sole and exclusive property of the Trustee. The Master Servicer also agrees that it shall not create, incur or subject any Lender Mortgage Loan File, Trustee Mortgage Loan File or funds that are deposited in any Custodial P & I Account or Custodial T & I Reserve Account, in the Master Custodial P & I Account and or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of set-off against any Lender Mortgage Loan File or Trustee Mortgage Loan File or any funds collected on, or in connection with, a Mortgage Loan except, however, that the Master Servicer shall be entitled to set-off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement. The Master Servicer hereby acknowledges that concurrently with the execution of the Master Servicing Agreement, the Trustee shall have acquired and shall hold a security interest in the Lender Mortgage Loan Files and Trustee Mortgage Loan Files (and in all Mortgage

Loans represented by such Lender Mortgage Loan Files and Trustee Mortgage Loan Files) and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments or principal or interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any Servicing Fees or other amounts to which the Servicer is entitled under its Sales/Servicing Agreement or the Master Servicer is entitled to under the Master Servicing Agreement); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all Lender Mortgage Loan Files and Trustee Mortgage Loan Files (and any documents or instruments constituting a part of such files) and such funds which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable uniform commercial code or other laws.
     Section 3.06. Modification of Requirements to Servicing Provisions of the Sales/Servicing Agreement.
     Subject to the prior written approval of the Issuing Entity, FMSC and the Trustee, the Master Servicer from time to time may issue to any Servicer, to the extent permitted by such Servicer’s Sales/Servicing Agreement, such modifications and amendments to the Sales/Servicing Agreement that the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of the Sales/Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such consents by the Issuing Entity, FMSC and the Trustee will not be unreasonably withheld. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee, with a copy to the Issuing Entity and FMSC, an Officer’s Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.
     Section 3.07. Waiver by master Servicer of Certain Requirements in the Sales/Servicing Agreement.
     In addition to any other powers granted the Master Servicer, the Master Servicer is specifically hereby authorized, in its sole discretion, to waive compliance by any Servicer with:
     (a) the requirement in the Sales/Servicing Agreement that the Fidelity Bond and Errors and Omissions Policy name FMSC and the Master Servicer as additional obligees or insureds;
     (b) the requirement in the Sales/Servicing Agreement that the Errors and Omissions Policy contain a severability of interests provisions; and

     (c) the requirement in the Sales/Servicing Agreement that property taxes and insurance premiums be collected on any Mortgage Loan with a Loan-to-Value in excess of 80% and deposited in a Custodial T & I Account either (i) on a loan by loan basis for a Servicer whose Errors and Omissions Policy is in an amount equal to at least $1 million or (ii) on an over-all Servicer basis for a Servicer whose Errors and Omissions Policy is in an amount equal to at least $5 million.
     Section 3.08. Assignment of Sales/Servicing Agreements.
     Pursuant to Section 140 of the Sales/Servicing Agreement, without the consent of the Master Servicer, a Servicer may not transfer or assign all or substantially all of its rights, benefits or privileges under any Sales/Servicing Agreement to any other Person nor delegate to or subcontract with, nor authorize or appoint, any other Person to perform all or substantially all of the Servicer’s duties, covenants or obligations to be performed by the Servicer under the Sales/Servicing Agreement. The Master Servicer agrees that on written application from a Servicer, it will consider promptly such a request to transfer and/or delegate and will not unreasonably withhold its consent to such transfer and/or delegation.
     Section 3.09. Representations and Warranties.
     The Master Servicer hereby represents and warrants to the Issuing Entity, the Trustee, FMSC, and the underwriters for the Securities, and at all times during the terms of each Master Servicing Agreement shall be deemed to represent and warrant, that:
     (a) The Master Servicer has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the performance of its duties under the Master Servicing Agreement would require such qualification; the Master Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Master Servicer; and the Master Servicer will have the corporate power and authority to conduct its business as required or contemplated by the Master Servicing Agreement and to perform the covenants and obligations to be performed by it hereunder.
     (b) The execution and delivery by the Master Servicer of the Master Servicing Agreement is within the corporate power of the Master Servicer and has been duly authorized by all necessary corporate action on the part of the Master Servicer; and neither the execution and delivery of the Master Servicing Agreement by the Master Servicer, nor the consummation by the Master Servicer of the transactions herein contemplated, nor compliance with the provisions hereof by the Master Servicer, will (1) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Master Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Master Servicer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Master Servicer is a party or by which it is bound or (2) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.
     (c) The Master Servicing Agreement has been duly executed and delivered by the Master Servicer and constitutes a legal, valid and binding agreement of the Master Servicer enforceable against the Master Servicer in accordance with its terms, subject to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
     Section 3.10. Closing Certificate and Opinion.
     On or before the date of closing of a series of Securities, the Master Servicer will deliver to the Issuing Entity an Officer’s Certificate, dated the date of the closing of such series of Securities, confirming that the representations and warranties contained in Section 3.09 are true and correct as of such date, and that the underwriters of such series of Securities shall be entitled to rely thereon. The Master Servicer shall cause to be delivered to the underwriters of such series of Securities an opinion of counsel, dated the date of closing on such series of Securities, in form and substance satisfactory to such underwriters, as to the due authorization, execution and delivery of the Master Servicing Agreement by the Master Servicer and the enforceability thereof. The Master Servicer shall also deliver a Certificate dated the date of closing on such series of Securities, signed by two officers, as required under the Indenture, to the effect that:
     (a) No Event of Default by the Master Servicer has occurred hereunder;
     (b) To the extent required by any Rating Agency rating the Securities, a guarantee of the performance of certain obligations of the Master Servicer hereunder has been provided; and
     (c) The Master Servicer maintains such errors and omissions insurance and fidelity bond coverage as is required hereunder.
ARTICLE IV
INSURANCE AND BONDS
     Section 4.01. Maintenance of Insurance and Collections Thereunder.
     The Master Servicer shall maintain and keep in full force and effect during the term of the Master Servicing Agreement each Pool Insurance Policy (and any endorsement thereto), the Mortgagor Bankruptcy Bond and the Special Hazard

Insurance Policy and shall provide from time to time to the surety or insurer under each such policy or bond all reports and other information required thereby; provided, however, that the Trustee must pay when due the premium or premiums due each surety or insurance company issuing such policies and bonds. In the event (i) that any insurance company or surety company for any of the foregoing policies or bonds shall be unable to fulfill its obligations under such bond or policy, or (ii) any Rating Agency shall lower or propose to lower the rating on the Securities due to the financial condition of such insurance company or surety company, the Master Servicer upon approval of the Trustee shall terminate such policy or bond and secure replacement policies in form and substance satisfactory to the Trustee with coverage comparable to that which has been terminated. A replacement policy or bond shall also be obtained for any such policy or bond that is cancelled or terminated for any reason. Notwithstanding the foregoing, if the cost of any such replacement policy or bond shall be greater than the cost of the policy or bond that has been terminated, then the Master Servicer shall notify FMSC of such increase in cost and, if FMSC does not agree to pay such additional amounts, the amount of coverage shall be reduced to a level such that the premium therefor shall not exceed the cost of premium for the policy or bond that has been terminated, provided that the Rating Agency has consented to such reduction in coverage. If FMSC does agree to pay an amount in excess of the cost of the original policy or bond, the Master Servicer shall structure the replacement policy or bond so that failure by FMSC to pay such additional amount will not affect the amount of coverage obtainable for the cost of the original policy or bond.
     Section 4.02. Payment of Premiums.
     No later than 15 Business Days prior to the date thereof, the Master Servicer shall deliver to the Trustee a statement of the premium due on the Mortgagor Bankruptcy Bond (if any), each Pool Insurance Policy (if any), and the Special Hazard Policy (if any), together with an Officer’s Certificate certifying that the amount reflected on the statement is correct and is properly due and payable and instructing the Trustee to pay such amounts to the appropriate insurer or surety. The Master Servicer shall obtain and provide to the Trustee from each such insurer or surety a renewal policy or a certificate evidencing that such policy or bond has been renewed and will remain in force for the renewal period stated thereon.
     Section 4.03. Presentment of Claims and Collection of Proceeds.
     The Master Servicer shall prepare and present on behalf of the Trustee and the Securityholders all claims under any Mortgagor Bankruptcy Bond, each Servicer Fidelity Bond, each Servicer Errors and Omissions Policy, and the Special Hazard Insurance Policy, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such bonds and policies. Any proceeds disbursed to the Master Servicer in respect of such policies or bonds shall be promptly deposited in the Master Custodial P & I Account upon receipt, except for any amounts realized under the Special Hazard Insurance Policy that are to be applied to the repair or restoration of the related property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Mortgage Insurance Policy. The Master Servicer shall also assure that each Servicer prepares and presents on behalf of the Trustee and the Securityholders all claims under each applicable Mortgage Insurance Policy, and that each Servicer takes such other actions (including the negotiation, settlement, compromise and enforcement of the insured’s claim) as is necessary to realize recovery under such policies and that all claim proceeds are deposited in the appropriate Custodial P & I Account.
     Section 4.04. Renewal of Primary Mortgage Insurance Policies.
     The Master Servicer may, subject to applicable law, direct any Servicer to renew any Primary Mortgage Insurance Policy on any Mortgage Loan not insured by the Mortgage Insurer that issued the Pool Insurance Policy which covered such Mortgage Loan with a Primary Mortgage Insurance Policy issued by the Mortgage Insurer which issued the Pool Insurance Policy relating to such Mortgage Loan.
ARTICLE V
ADVANCES BY MASTER SERVICER FOR P & I
ADVANCES, ATTORNEYS’ FEES AND OTHER COSTS
     Section 5.01. Recoverable Advances.
     The Master Servicer shall be required to make the following advances with respect to Mortgage Loans to the extent the Master Servicer determines, in good faith, that an advance made hereunder is recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of the related Mortgage Loans. In the event the Master Servicer determines that all, or a portion, of any advance required by this Section 5.01 is not so recoverable, the Master Servicer shall promptly deliver to the Trustee and to FMSC an Officer’s Certificate setting forth the reasons for such determination.
     (a) Monthly P & I Advance. The Master Servicer shall make a Monthly P & I Advance to the Master Custodial P & I Account, in the amount, if any, of the aggregate scheduled installments of principal and interest (less applicable servicing fees) on the Mortgage Loans that were due on the Due Date but which were not received or advanced by the Servicers and remitted to the Master Custodial P & I Account on or prior to the Master Servicer Remittance Date. Each Monthly P & I Advance shall be remitted in immediately available funds to the Master Custodial P & I Account no later than the Master Servicer Remittance Date for the month in which the Due Date occurs. Prior to the close of business on the Master Servicer Remittance Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any advances of principal or any interest in respect to scheduled installments of principal and interest that were due on the Due Date and whether such deficiencies, if advanced by the Master Servicer, would be reimbursable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of the related Mortgage Loans.

     (b) Advances for Attorneys’ Fees. To the extent not made by the Servicer, the Master Servicer shall make advances from time to time for attorneys’ fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed-in-lieu of foreclosure.
     (c) Advances for Repairs and Restoration. In the event that any Mortgaged Premises shall be damaged or destroyed, and if the Servicer fails to advance the funds necessary to repair or restore the damaged or destroyed Mortgaged Premises, then the Master Servicer shall advance such funds and take such other action as if necessary to repair or restore the damage or loss.
     (d) Advances for Taxes and Insurance Premiums. To the extent a Servicer is required to advance funds sufficient to pay the taxes or insurance premiums with respect to a Mortgage Loan pursuant to Section 980 of the Sales/Servicing Agreement and the Servicer fails to make such advance, the Master Servicer shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.
     (e) Advances for Amounts Collected by Servicer but Not Remitted. In the event that any Servicer fails to remit to the Master Custodial P & I Account on or before the Master Servicer Remittance Date, the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under its Sales/Servicing Agreement, then the Master Servicer, upon and subject to the terms of this Article V, shall promptly advance and remit to the Master Custodial P & I Account an amount equal to the required remittance.
     Section 5.02. Non-Recoverable Advances.
     Any Monthly P & I Advance or other advance previously made by the Master Servicer under this Section 5.01 which the Master Servicer shall ultimately determine in its good faith judgment to be not recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower shall be a Non-Recoverable Advance. The determination by the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer’s Certificate of the Master Servicer promptly delivered to the Trustee and FMSC setting forth the reasons for such determination. Following the Trustee’s receipt of the Officer’s Certificate and FMSC’s acceptance of such certification, the Master Servicer shall be entitled to reimbursement for such Non-Recoverable Advance as provided in Section 7.02 of these Standard Terms.
ARTICLE VI
PAYMENTS BY MASTER SERVICER
     Section 6.01. General.
     The Master Servicer shall establish and maintain a Master Custodial P&I Account into which the Master Servicer shall deposit payments, collections and advances with respect to each Mortgage Loan until such amounts are transferred to the Collateral Proceeds Account as provided herein. The Master Servicer may elect to use a single Master Custodial P&I Account for more than one series of Securities. Each separate Master Custodial P&I Account shall reflect the custodial nature of the account and that all funds in such account are held in trust for the benefit of the Trustee. In the event that Master Servicer does not timely receive each installment of principal and interest in respect of any Mortgage Loan, the Master Servicer shall advance funds as provided in Section 5.01 hereof.
     Section 6.02. Deposits Into Master Custodial P&I Account.
     On the 15th calendar day of each month (or the next preceding business day if such 15th day is not a business day) the Master Servicer shall withdraw from each Custodial P&I Account maintained by a Servicer and deposit into the Master Custodial P&I Account an amount with respect to each Mortgage Loan serviced by such Servicer equal to:
     (a) All scheduled installments of principal and interest on the Mortgage Loan received or advanced by the Servicer net of (a) Servicing Fees due the Servicer and (b) any funds to be applied by the Trustee from the Buy-Down Fund;
     (b) Any amounts in respect of a Mortgage Loan representing late payments of principal and interest to the extent such amounts exceed outstanding unreimbursed advances, if any, of the Servicer with respect to such Mortgage Loan, net of Servicing Fees due the Servicer;
     (c) Each principal prepayment (whether full or partial) on such Mortgage Loans (net of Servicing Fees due the Servicer), together with any interest applicable to such principal prepayments which has been paid by the Borrower; and
     (d) Any Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds (net of Servicing Fees due the Servicer).
     Section 6.03. Withdrawals From Master Custodial P&I Accounts.
     On a daily basis, to the extent of amounts received in respect of a Mortgage Loan from Insurance Proceeds, Liquidation Proceeds, or late payments made by the Borrower, the Master Servicer may withdraw from the appropriate Master Custodial P&I Account any amounts advanced by the Master Servicer for principal and interest on such Mortgage Loan for which the Master Servicer is entitled to reimbursement under these Standard Terms.
     If at any time the funds in any Master Custodial P&I Account exceed the limits of the FDIC insurance on such account, the Master Servicer shall promptly withdraw such excess funds from such account and transfer such excess funds to the appropriate Collateral Proceeds Account or a separate Master Custodial P&I Account. Any funds deposited in a Master Custodial P&I Account, may be invested to the next Master Servicer Remittance Date only in “Eligible Investments” as defined in the Indenture.
     On or prior to the Master Servicer Remittance Date, the Master Servicer, to the extent not remitted prior to the Master Servicer Remittance Date, shall remit from the funds in each Master Custodial P&I Account by wire transfer (or as otherwise instructed by the Trustee) in immediately available funds to the Collateral Proceeds Account an amount equal to the aggregate of the following:
     (i) All scheduled installments of principal and interest on the applicable Mortgage Loans received or advanced by a Servicer or the Master Servicer that were due on the Due Date, net of (a) Servicing and Master Servicing Fees due the Servicer and the Master Servicer, respectively, and (b) any funds to be applied by the Trustee from the Buy-Down Fund;
     (ii) All amounts received in respect of the applicable Mortgage Loans representing late payments of principal and interest due to the extent such amounts exceed outstanding unreimbursed advances, if any, of the Servicer or the Master Servicer with respect to such Mortgage Loans, net of Servicing and Master Servicing Fees;
     (iii) Each principal prepayment (whether full or partial) on the applicable Mortgage Loans, together with interest calculated to the end of the calendar month during which such principal prepayment shall have been received by the Servicer as required by Section 6.04 (including the portion of the interest which shall have been paid by the Borrower and the interest, if any, which shall have been paid by the Master Servicer pursuant to Section 6.04 hereof), net of Servicing and Master Servicing Fees; and
     (iv) Any Insurance Proceeds in respect of such Mortgage Loans (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds together with interest calculated to the end of the calendar month during which such Insurance Proceeds or Liquidation Proceeds shall have been received by the Servicer as required by Section 6.04 (including the portion of the interest which shall have been paid from such proceeds and the interest, if any, which shall have been paid by the Master Servicer pursuant to Section 6.04 hereof), net of Servicing and Master Servicing Fees.
     Section 6.04. Payments for Additional Interest In Connection with Certain Prepayments and Other Liquidations.
     In the event that any Mortgage Loan is paid in full following the 6th day preceding the Master Servicer Remittance Date or partially prepaid, whether from payment by the Borrower, Liquidation Proceeds, Insurance Proceeds or otherwise and such prepayment in full or partial prepayment does not include interest on the outstanding principal balance through and including the last day of the month during which such prepayment is made, then to the extent that such interest shall not have been paid by the Servicer and deposited in the appropriate Custodial P & I Account on or before the Master Servicer Remittance Date next succeeding the date of such full or partial prepayment, the Master Servicer shall pay and deposit into the Master Custodial P & I Account, on or before the Master Servicer Remittance Date of the month in which such prepayment is remitted to the Trustee an amount equal to such additional interest (net of Servicing Fees). Such payment will not be considered a Non-Recoverable Advance; and in case of such payment, the Master Servicer shall not be entitled to any recovery or reimbursement from the Trustee, FMSC, or the Securityholders, but may seek and obtain recovery from the Servicer that failed to make the payment through legal action or otherwise, to the extent provided in the related Sales/Servicing Agreement.
     In the event of any prepayment in full of any Mortgage Loan on or before the 6th day preceding the Master Servicer Remittance Date, such prepayment shall be deemed to have been made as of the last day of the preceding calendar month, so that no interest will be deemed to have accrued on such Mortgage Loan with respect to the calendar month in which the prepayment in full occurs and the Master Servicer will not be obligated to deposit to the Master Custodial P&I Account any interest actually accrued and paid on such Mortgage Loan with respect to the calendar month in which such prepayment occurs.
     Section 6.05. Payments for the Repurchase of Loans.
     In lieu of the Issuing Entity providing a mortgage repurchase bond to secure the Securities, the Master Servicer agrees to the following condition to secure its obligation under Section 3.02 of these Standard Terms. Section 3.02 specifically requires the Master Servicer, upon a default or termination of a Servicer under a Sales/Servicing Agreement, to assume the Servicer’s obligations under the Sales/Servicing Agreement, including the obligation to purchase certain Mortgage Loans pursuant to Section 630 of the Sales/Servicing Agreement. The Master Servicer’s obligation to repurchase Mortgage Loans securing a series of Securities is specifically limited to repurchase in the event that insurance proceeds otherwise payable have been denied on the grounds of fraud and is further limited at any one time to the First Year Repurchase Limit set forth in the Master Servicing Agreement for the period ending one year from the date of the Master Servicing Agreement (the “First Year”); to the Second Year Repurchase Limit set forth in the Master Servicing Agreement (less any amounts already paid by the Master Servicer under this Section 6.05) for the period beginning one year from the date of this Master Servicing Agreement and ending one year thereafter (the “Second Year”); to the Third Year Repurchase Limit set forth in the Master Servicing Agreement (less any amount already paid by the Master Servicer under this Section 6.05) for the period beginning two years from the date of this Master Servicing Agreement and ending three years thereafter (the “Third Year”); to the Fourth Year Repurchase Limit set forth in the Master Servicing Agreement (less any amounts already paid by the Master Servicer under this Section 6.05) for the period beginning three years from the date of this Master Servicing Agreement and ending four years thereafter (the “Fourth Year”); and to the Fifth Year Repurchase Limit set forth in the Master Servicing Agreement (less any amounts already paid by the Master Servicer under this Section 6.05) for the period beginning four years from the date of this Master Servicing Agreement and ending five years thereafter (the “Fifth Year”). Any payments by the Master Servicer under this Section 6.05 will not be considered a Non-Recoverable Advance.
     Section 6.06. Payments for Losses due to Mortgagor Bankruptcies.
     In lieu of the Issuing Entity providing a mortgagor bankruptcy insurance policy, the Master Servicer will pledge to the Trustee a Mortgagor Bankruptcy Fund to protect against any losses to the Securityholders from the reduction of the principal balance or interest rate on any Note by a bankruptcy court. To the extent the Trustee draws on such Mortgagor Bankruptcy Fund, such loss will be borne by the Master Servicer, and will not be considered a Non-Recoverable Advance. The amount of the Mortgagor Bankruptcy Fund will be specified in the Indenture for the Securities.
ARTICLE VII
COMPENSATION AND DISBURSEMENTS TO MASTER SERVICER
     Section 7.01. Compensation to the Master Servicer.
     As compensation for the services provided by the Master Servicer under the Master Servicing Agreement, the Master Servicer shall be entitled to receive as a monthly servicing fee in respect of each Mortgage Loan, payable from the Master Custodial P & I Account, an amount equal to the product of the “Master Servicing Fee Percentage” set forth in the Master Servicing Agreement multiplied by the outstanding principal amount of each Mortgage Loan determined as of the Due Date of the month prior to the month for which this fee is due, divided by 12. In return for its obligations under Section 6.04, the Master Servicer is entitled to receive as additional compensation, any interest earnings on the Master Custodial P & I Account, and any interest received on Liquidation principal that is received in the same month that such Liquidation principal is remitted to the Trustee. The Master Servicer is permitted to pay itself the monthly servicing fee within five Business Days after the Master Servicer has delivered to the Trustee the Monthly Remittance Report for such month; provided, however, that the Master Servicer shall not be entitled to receive any monthly servicing fee until the month during which the first Master Servicer Remittance Date occurs.
     Section 7.02. Authorized Disbursements from the Collateral Proceeds Account.
     Following receipt by the Trustee of the Officer’s Certificate required by Section 5.01(f) and FMSC’s acceptance thereof, not later than five Business Days following the Trustee’s receipt of the Monthly Remittance Report from the Master Servicer, the Trustee shall reimburse or pay the Master Servicer or each Servicer, as appropriate, from the Collateral Proceeds Account (or any other account established by the Indenture) to the extent not previously reimbursed or paid, the amounts set forth below in the following descending order of priority prior to the disbursement of any funds to the Securityholders:
     (a) Any advances made by the Master Servicer under the Master Servicing Agreement that are Non-Recoverable Advances; and

     (b) Any advances made by any Servicer under its Sales/Servicing Agreement that are Non-Recoverable Advances.
ARTICLE VIII
REPORTS AND CERTIFICATE TO TRUSTEE
     Section 8.01. Monthly Reports to the Issuing Entity and Trustee.
     Not later than the day of each calendar month specified in Subsections (a) or (b) below (or the previous Business Day if such specified day is not a Business Day), the Master Servicer shall forward to the Issuing Entity and the Trustee the following statements and reports, each certified as true and correct by a Servicing Officer:
     (a) On or by the 16th day of each month, the Master Servicer shall notify the Trustee of the amount of funds to be remitted by the Master Servicer to the Trustee on the Master Servicer Remittance Date.
     (b) On or by the 20th day of each month, the reports described in paragraphs A, B, C, D and E on Exhibit A, together with an Officer’s Certificate certifying that all such information is correct, and that the Master Servicer has complied with all aspects of the Master Servicing Agreement.
     The reports constituting the Monthly Remittance Report shall be current as of the first day of such month. The Master Servicer shall use its best efforts promptly to provide such reports to the Rating Agencies rating the Securities.
     Section 8.02. Annual Statement as to Compliance.
     The Master Servicer shall deliver (or otherwise make available) (and the Master Servicer shall cause any Servicing Function Participant engaged by it to deliver) to the Issuing Entity and the Trustee on or before March 1 (with a ten-calendar day cure period) of each year, an Officer’s Certificate stating, as to the signer thereof, that (a) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Trustee pursuant to this Section.

     In the event the Master Servicer or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.22 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.
     Section 8.03. Reports to the Issuing Entity and Trustee.
     (a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, at its own expense, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trustee and FMSC, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria as set forth in Exhibit B, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.04, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.
     No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer and the Trustee shall each forward to FMSC the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee, such parties will also at such time include the assessment and attestation pursuant to Section 8.03(b) of each Servicing Function Participant engaged by it.
     Promptly after receipt of each such report on assessment of compliance, (i) FMSC shall review each such report and, if applicable, consult with the Master Servicer, the Trustee and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trustee shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit B and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify FMSC of any exceptions.
     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Trustee pursuant to this Section.

     In the event the Master Servicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 8.03(a), or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.
     (b) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer and the Trust Administrator, at its own expense, shall cause, and it shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trustee and FMSC, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.
     Promptly after receipt of each such assessment of compliance and attestation report, the Trustee shall confirm that each assessment submitted pursuant to Section 8.03(a) is coupled with an attestation meeting the requirements of this Section and notify FMSC of any exceptions.
     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trustee pursuant to this Section.
     In the event the Master Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable custodial agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 8.03(b), or such other applicable agreement, notwithstanding any such termination, assignment or resignation.
     Section 8.04. Commission Reporting.
     (a) (i) Using best efforts, within 10 days after each Payment Date, and no later than 15 days after each Payment Date (subject to permitted extensions under the

Exchange Act), the Master Servicer shall, in accordance with industry standards, prepare and file, on behalf of the Issuing Entity, with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Master Servicer to the securityholders for such Payment Date attached thereto. Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit C to FMSC and the Trustee and directed and approved by FMSC pursuant to the following paragraph, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.
          (ii) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Payment Date, (i) the parties set forth in Exhibit C shall be required to provide, pursuant to Section 8.04(a)(v) below, to the Master Servicer and FMSC, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Master Servicer and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit D (an “Additional Disclosure Notification”) and (ii) FMSC will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Master Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit C of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. FMSC will be responsible for any reasonable fees and expenses assessed or incurred by the Master Servicer in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.
          After preparing the Form 10-D, the Master Servicer shall, upon request, forward electronically a copy of the Form 10-D to FMSC for review, only to the extent that the Form 10-D contains Additional Form 10-D Disclosure. Within two Business Days after receipt of such copy, but no later than the 7th calendar day (on a best efforts basis, and in no event later than the 12th calendar day) after the Payment Date, FMSC shall notify the Master Servicer in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if FMSC does not request a copy of a Form 10-D, the Master Servicer shall be entitled to assume that such Form 10-D is in final form and the Master Servicer may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Master Servicer will follow the procedures set forth in Section 8.04(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Master Servicer will make available on its internet website a final executed copy of each Form 10-D filed by it. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trustee of its duties under Sections 8.04(a)(i), (ii) and (v) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. FMSC acknowledges that the performance by the Master Servicer of its duties under this Section 8.04(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Custodian and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Master Servicer of any necessary Additional Form 10-D Disclosure pursuant to any applicable agreement. The Master Servicer shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D and Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-Servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.
          (iii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by FMSC, the Master Servicer shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that FMSC shall file the initial Form 8-K in connection with the issuance of the Securities. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall, be reported by the parties set forth on Exhibit C to FMSC and the Trustee and directed and approved by FMSC, pursuant to the following paragraph.
          For so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the close of business (New York City Time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit C shall be required pursuant to Section 8.04(a)(v) below to provide to the Master Servicer and FMSC, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) FMSC will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. FMSC will be responsible for any reasonable fees and expenses assessed or incurred by the Master Servicer in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.
          After preparing the Form 8-K, the Master Servicer shall, upon request, forward electronically a copy of the Form 8-K to FMSC for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, FMSC shall notify the Master Servicer in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if FMSC does not request a copy of a Form 8-K, the Master Servicer shall be entitled to assume that such Form 8-K is in final form and the Master Servicer may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Master Servicer will follow the procedures set forth in Section 8.04(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Master Servicer will make available on its internet website a final executed copy of each Form 8-K filed by it. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 8.04(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.04(a)(iii). FMSC acknowledges that the performance by the Master Servicer of its duties under this Section 8.04(a)(iii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Master Servicer of any necessary Form 8-K Disclosure Information pursuant to the Custodial Agreement or any other applicable agreement. The Master Servicer shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-servicer or Subcontractor needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.
          (iv) (A) On or prior to 90 days after the end of each fiscal year of the Issuing Entity or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year), the Trustee shall prepare and file on behalf of the Issuing Entity a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, the Master Servicer, the Trustee and any Sub-Servicer, Subcontractor or other Person engaged by such parties or the Trustee (together with the Custodian, each a “Reporting Servicer”), as described under Section 8.02 of this Agreement, provided, however, that the Trustee, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K for each Reporting Servicer pursuant to Regulation AB, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 8.03 of this Agreement, and (B) if the report on assessment of compliance with the Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each reporting Servicer’s report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included provided, however, that the Trustee, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer as described under Section 8.03 of this

Agreement, and (B) if any registered public accounting firm attestation report described under Section 8.03 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described below. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, be reported by the parties set forth on Exhibit C to FMSC and the Trustee and directed and approved by FMSC pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.
     No later than March 1st (with a 10 calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, (i) the parties set forth in Exhibit C shall be required to provide pursuant to Section 8.04(a)(v) below to FMSC and to the Trustee, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) FMSC will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit C of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. FMSC will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.
          After preparing the Form 10-K, the Trustee shall forward, upon request, electronically a copy of the Form 10-K to FMSC for review. Within three Business Days after receipt of such copy, but no later than March 25th, FMSC shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if FMSC does not request a copy of a Form 10-K, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 4.07(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by it. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trustee of its duties under Section 8.04(a)(iv) and Section 8.04(a) (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections, Section 8.02 and Section 8.03. FMSC acknowledges that the performance by the Master Servicer and the Trustee of its duties under this Section 8.04(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicer, the Custodian and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trustee of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
          Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), as set forth in Exhibit E-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Servicer, the Master Servicer and the Trustee shall provide, and each such party and the Trustee shall cause any Sub-servicer or Subcontractor engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit E-2, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of Fremont shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at [                    ] or by facsimile at [                    ]. In the event that any such party or any Sub-servicer or Subcontractor engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.04(a)(iv) with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Trustee shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.
          (v) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Master Servicer’s and/or Trustee’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit C as the responsible party for providing that information, if other than the Trustee, as and when required as described in Section 8.04(a)(ii) through (iv) above. Each of the Master Servicer, the Servicer, the Trustee and Depositor hereby agree to notify and to provide, to the extent known, to the Trustee and FMSC, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit D hereof.
     The Master Servicer at its expense shall cause its independent certified public accountants, which shall be a firm of national reputation, to furnish a single statement to the Trustee and to the Issuing Entity on or before April 30 of each year relative to all series of Securities for which a Master Servicing Agreement has been executed to the effect that such firm has examined certain records and documents prepared by the Master Servicer relating to the Master Servicer’s performance of its obligations required by Articles Four and Five of the Standard Terms to each Master Servicing Agreement entered into on or before the preceding December 31, and that, on the basis of such examination, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with each such Master Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Such examination shall be performed using various statistical sampling techniques to verify the performance or occurrence of the following: (i) receipt of the detail and certification reports and the custodial account reconciliation reports from the Servicers each month, (ii) reconciliation and verification of the Servicer remittance each month, (iii) reconciliation of the funds transferred to the Trustee by Bond Series, (iv) receipt of a copy of the Servicer’s Errors and Omissions Policy, Fidelity Bond Policy and ACH Authorization forms, and (v) maintenance by the Master Servicer of an Errors and Omission Policy in favor of [___] and a Fidelity Bond Policy in favor of [___], which additionally names [___] as a named insured. In addition, such examination shall include inquiries of the Trustee, to determine whether the Trustee has received (i) a report setting forth the principal balance and monthly remittance amount for each loan by the 15th day of each month and (ii) funds due from the Master Servicer by the 20th day of each month. Upon request by the Trustee, FMSC, or the Issuing Entity, the Master Servicer shall furnish to the Trustee copies of the audit report for each Servicer as shall be required by the Sales/Servicing Agreement with such Servicer.
          (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify electronically FMSC. In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of FMSC, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional

Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will electronically notify FMSC and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trustee of its duties under this Section 4.07(a)(vi) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian, sub-servicer or subcontractor needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
          FMSC agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 8.04; provided, however, the Trustee will cooperate with FMSC in connection with any additional filings with respect to the Trust Fund as FMSC deems necessary under the Exchange Act. Fees and expenses incurred by the Trustee in connection with this Section 8.04 shall not be reimbursable from the Trust Fund.
          (A) The Trustee shall indemnify and hold harmless FMSC and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 8.04 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trustee pursuant to Section 8.02 and Section 8.03.
     (B) FMSC shall indemnify and hold harmless the Trustee and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of FMSC under this Section 8.04 or FMSC’s negligence, bad faith or willful misconduct in connection therewith.

     (C) The Master Servicer shall indemnify and hold harmless the Trustee and FMSC and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Master Servicer under this Section or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 8.02 or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 8.03.
          (c) Notwithstanding any other provisions of this Agreement, this Section 8.04 may be amended without the consent of the Securityholders.
ARTICLE IX
MERGER OR CONSOLIDATION OF MASTER SERVICER; RESIGNATION
     Section 9.01. Merger or Consolidation.
     Anything herein to the contrary notwithstanding, any corporation into which the Master Servicer may be merged or consolidated or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     Section 9.02. Assignment or Transfer of Master Servicing Agreement.
     The Master Servicer may, with the prior written consent of the Issuing Entity, FMSC, and the Trustee, assign or transfer all of its rights and obligations under the Master Servicing Agreement, provided, however, that the Trustee shall not consent to such an assignment or transfer unless it shall have received written notice from the Rating Agency that rated the Series to which the Master Servicing Agreement relates that such assignment or transfer will not result in a reduction of the rating assigned by the Rating Agency to such Series.
     Section 9.03. Resignation of Master Servicer.
     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed the Master Servicer’s responsibilities and obligations under the Master Servicing Agreement.

ARTICLE X
DEFAULT
     Section 10.01. Events of Default by Master Servicer.
     The happening of any of the following events shall constitute a default (“Event of Default”) by the Master Servicer under the Master Servicing Agreement:
     (a) Any failure on the part of the Master Servicer to make when due any of the advances or to perform any other obligations required under Article V above;
     (b) Any failure on the part of the Master Servicer to make when due any payment or to perform any other obligations required under Article VI above;
     (c) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any covenants or conditions (other than those referred to in Section 10.01(a) and 10.01(b) above) to be performed or observed by it in the Master Servicing Agreement which continues uncured for a period of 45 days after the date on which the Trustee shall have given to the Master Servicer written notice of such failure and demanding that such default be cured;
     (d) Any involuntary petition in bankruptcy or any other similar petition shall be filed against the Master Servicer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for 60 days, or if any custodian, trustee, receiver or liquidator of all or any substantial part of the assets of the Master Servicer shall be appointed or take possession of such assets without the consent or acquiescence of the Master Servicer and such appointment remains unvacated for 60 days;
     (e) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Master Servicer, or all or substantially all of the Master Servicer’s property;
     (f) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (g) Any Rating Agency shall lower or give written notice to lower the then current rating of the Securities because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the then current rating of the Securities.
     In case of any Event of Default, the Trustee or the Issuing Entity upon written approval of the Trustee may terminate all authority, power and rights of the Master

Servicer under the Master Servicing Agreement, and all rights, power and authority of the Master Servicer shall automatically and without further action by any Person pass to and be vested in the Trustee. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of the Master Servicer, as the Master Servicer’s attorney-in-fact, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee’s sole and absolute judgment may be necessary or appropriate to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer’s responsibilities, rights and powers hereunder, including, without limitation, providing to the Trustee all documents and records reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer hereunder but for such termination.
     Section 10.02. Other Remedies of Trustee.
     Upon any Event of Default, the Trustee, in addition to the rights specified in Section 10.01, shall have the right, in its own name and as “Trustee”, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies, of the Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by the Master Servicing Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.
ARTICLE XI
DUTIES OF THE MASTER SERVICER
     Section 11.01. General Bond Administration.
     The Master Servicer shall perform (or supervise the performance of) the following duties on behalf of the Issuing Entity (unless otherwise specified, references in this subsection are to Sections of the Indenture and each capitalized term used in this Section 11.01 and not otherwise defined shall have the meaning ascribed to it in the Indenture):
     (i) cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument specifying the responsibilities of such Paying Agent in accordance with the provisions of Section 9.03 (Section 9.03);
     (ii) prepare and cause to be delivered to the Trustee the annual written compliance statement (Section 9.09);

     (iii) compensate and reimburse the Trustee pursuant to Section 7.07 (Section 7.07);
     (iv) prepare (or cause to be prepared) any supplemental indenture or amendment to the Indenture to be executed subsequent to the Closing Date (and documents required to accompany them) as the Issuing Entity or Trustee may determine to be necessary or appropriate (Sections 10.01 and 10.02);
     (v) prepare and deliver notices to the Trustee for execution as necessary, distribute such notices and prepare such other information and documents as may be required in connection with any optional redemption of the Bonds (Sections 11.01, 11.03 and 11.04);
     (vi) advise the Issuing Entity with respect to any proposed removal of the Trustee and, if a successor or additional trustee is to be appointed, solicit and review bids, examine the qualifications of bidders, submit to the Issuing Entity a list of qualified candidates from which such appointment may be made by the Issuing Entity and draft any notice required in connection with the appointment of a successor trustee (Sections 7.10 and 7.11);
     (vii) if a successor to the Bond Registrar is to be appointed subsequent to the Closing Date, solicit and review bids, examine the qualifications of bidders, and submit to the Issuing Entity a list of qualified candidates from which such appointment may be made by the Issuing Entity (Section 3.05);
     (viii) subsequent to the Closing Date, prepare, file, record or deliver such continuation statements, instruments of further assurance and such other instruments as required by Section 9.05 of the Indenture and submit such instruments to the Issuing Entity for execution and filing or delivery and advise the Issuing Entity when the Master Servicer becomes aware of a necessity to take other action to protect the Trust Estate (Section 9.05);
     (ix) cause all Opinions of Counsel required by Section 9.06 to be prepared and delivered to the Issuing Entity for delivery to the Trustee (Section 9.06);
     (x) prepare documents necessary for the satisfaction and discharge of the Indenture, submit such documents to the Issuing Entity and (upon execution by the Issuing Entity) deliver and (as necessary) record such documents (Section 5.01);
     (xi) prepare and deliver to the Issuing Entity for distribution any notifications required in connection with any election by the Issuing Entity to defease the Bonds (Section 5.01);
     (xii) prepare all documents required in connection with any Grant of Substitute Mortgage Collateral and submit such documents to the Issuing Entity for execution, obtain any Opinions of Counsel required in connection therewith, and prepare any notices required in connection with the issuance of a replacement Guaranteed Investment Contract and deliver such notices to the Issuing Entity (Section 3.11);
     (xiii) prepare (or cause to be prepared) certificates or opinions with respect to compliance with the Indenture and submit such certificates or opinions to the Issuing Entity for execution (Section 15.01 );
     (xiv) prepare and cause to be filed all reports required to be filed pursuant to Section 8.04 (Section 8.04);
     (xv) compile and render all Accounting Reports, Interest Payment Date Reports and Collateral Valuation Reports required pursuant to Section 12.09 (Section 12.09);
     (xvi) cause to be delivered to the Trustee the Yearly Accountants’ Certificates (Sections 13.01(f));
     (xvii) make any required corrections in Collateral Valuation and Accounting Reports (Section 13.01(h));
     (xviii) cause to be delivered to the Trustee all Accountants’ Certificates, written instructions, and other documents required to disburse excess funds or release Mortgage Collateral from the Trust Estate (Section 13.05); and
     (xix) notify the Rating Agencies of any events of which the Issuing Entity is required to give notice pursuant to the Indenture.
     Section 11.02. REMIC Bond Administration.
     With respect to a Series of Bonds for which the Issuing Entity has made (or intends to make) a REMIC Election, the Master Servicer shall perform (or supervise the performance of), on behalf of the Issuing Entity, the following duties relating to federal, state, and local tax compliance of the REMIC:
          (i) the preparation of and filing (after execution by the Issuing Entity or other person, as necessary) with the Internal Revenue Service or other taxing authority any and all tax or information returns or reports required to be filed by the REMIC Pool that are due after the Closing Date, including any Forms 8281 (collectively, “Post-Closing Reports and Returns”) in the time and manner required by the Code, applicable regulations or procedures thereunder, or equivalent provisions of state or local law;
     (ii) the making of an election for the REMIC Pool to be treated as a REMIC in the time and manner required by the Code or applicable regulations or procedures thereunder;

     (iii) the provision of advice and instruction to the Issuing Entity as to how to conduct the affairs of the REMIC Pool in a manner consistent with applicable provisions of the Code and regulations thereunder in connection with maintaining the status of the REMIC Pool as a REMIC (including with respect to the termination of the REMIC and, in connection with the termination of the REMIC, the preparation of a plan of liquidation of the REMIC Pool at the appropriate time);
     (iv) the acquisition and retention of ownership of a nominal principal amount of any residual interest Bond or residual interest certificate and the performance of the duties of the REMIC “tax matters person” under the Code;
     (v) the provision of advice and instruction to the Issuing Entity with respect to all requirements for any exemption from withholding (that the Master Servicer reasonably believes to be available) of federal or state income taxes with respect to the Bonds including the filing of any related Post-Closing Reports and Returns and the acquisition
     Section 11.03. Additional Bond Administration Rights and Duties of Master Servicer.
     The Master Servicer will provide such additional reports, statements and other information relating to the Securities to the Issuing Entity, the Trustee, or the Securityholders, as may reasonably be requested by the Issuing Entity.
     Section 11.04. Additional Costs Payable by Master Servicer.
     The Master Servicer will pay all Trustee’s fees associated with the Series Bonds and will bear all costs associated with the performance of the Master Servicer’s duties hereunder, including (but not limited to) accountants’ fees, attorneys’ fees, internal costs, and costs associated with the enforcements and the Pool Insurance Policies.
ARTICLE XII
MISCELLANEOUS
     Section 12.01. No Assignment or Delegation of Duties by Master Servicer.
     Except as expressly provided in the Master Servicing Agreement, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Master Servicing Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee and hereby agrees to delegate to or subcontract with or authorize or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, except an assignment pursuant to Section 9.02 of these Standard Terms, shall any permitted assignment relieve the Master Servicer of any liability to the Trustee, FMSC, or the Issuing Entity hereunder.
     Section 12.02. Binding Nature of Agreement; Assignment.
     The Master Servicing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 12.03. Entire Agreement.
     The Master Servicing Agreement, which includes these Standard Terms and the Sales/Servicing Agreement, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, or any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
     Section 12.04. Amendments and Supplements.
     These Standard Terms may not be modified, amended or superseded other than by an agreement in writing among the Master Servicer, FMSC, and the Issuing Entity which has been approved in writing by the Trustee. The Master Servicer shall use its best efforts promptly to provide notice to the Rating Agency if these Standard Terms are so modified, amended or superseded.
     Section 12.05. Controlling Law.
     The Master Servicing Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, notwithstanding any Virginia or other choice-of-law provisions to the contrary.
     Section 12.06. Indulgences, No Waivers.
     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under the Master Servicing Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 12.07. Titles Not to Affect Interpretation.
     The titles of paragraphs and subparagraphs contained in these Standard Terms are for convenience only, and they neither form a part of these Standard Terms nor are they to be used in the construction or interpretation hereof.
     Section 12.08. Attorney’s Fees.
     If either party hereto shall bring suit against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under the Master Servicing Agreement or in any deed, instrument or other document delivered pursuant hereto, or to seek declaratory relief as to the rights or obligations of either party hereto, then in such event, the prevailing party in such action shall, in addition to any other relief granted or awarded by the Court, be entitled to judgment for reasonable attorneys’ fees incurred by reason of such action and all costs of suit and those incurred in preparation thereof, at both trial and appellate levels.

Exhibits to
Standard Terms to Master Servicing Agreement

Exhibits	Title
Exhibit A	Monthly Bond Remittance Report
Exhibit B	Relevant Servicing Criteria
Exhibit C	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit D	Form of Additional Disclosure Notification
Exhibit E	Form of Servicer Certification

EXHIBIT A
MONTHLY REMITTANCE REPORT
     The Monthly Remittance Report forwarded to the Issuing Entity and the Trustee for Mortgage Loans will set forth the information set forth below.
A.	Calculation of the monthly remittance to the Trustee (including payments of principal and interest and all other cash adjustments) (i) for each Mortgage Loan, and (ii) for all Mortgage Loans in the aggregate.

B.	The aggregate remaining scheduled principal balance of the Mortgage Loans.

C.	The calculation of the Master Servicing Fee due for the current month.

D.	For any uninsured loss, a schedule setting forth the loan number, the Borrower’s last name, the amount of the uninsured loss and an explanation;

E.	If requested by the Issuing Entity, for any principal prepayment (curtailment or liquidation), a schedule setting forth the loan number, Borrower’s last name, the amount of the principal prepayment, and, if a curtailment, whether such curtailment is deemed to have been paid prior to the first day of the remittance month.

F.	Calculation and required balance of the Month-End Reserve Fund.

EXHIBIT B
RELEVANT SERVICING CRITERIA

	Reg. AB Item 1122(d)						Securities
	Servicing Criteria*	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Administrator
(1)	General Servicing Considerations

(i)	monitoring performance or other triggers and events of default	X				X	X

(ii)	monitoring performance of vendors of activities outsourced	X

(ii)	maintenance of back-up servicer for pool assets

(iv)	fidelity bond and E&O policies in effect	X				X

(2)	Cash Collection and Administration

(i)	timing of deposits to custodial account	X			X	X	X

(ii)	wire transfers to investors by authorized personnel	X			X		X

(iii)	advances or guarantees made, reviewed and approved as required	X				X

(iv)	accounts maintained as required	X			X		X

(v)	accounts at federally insured depository institutions	X			X		X

(vi)	unissued checks safeguarded	X			X		X

(vii)	monthly reconciliations of accounts	X			X	X	X

(3)	Investor Remittances and Reporting

(i)	investor reports	X				X	X

(ii)	remittances	X			X		X

(iii)	proper posting of distributions	X			X		X

(iv)	reconciliation of remittances and payment statements	X			X	X	X

(4)	Pool Asset Administration

(i)	maintenance of pool collateral	X		X

(ii)	safeguarding of pool assets/documents	X		X

(iii)	additions, removals and substitutions of pool assets	X

(iv)	posting and allocation of pool asset payments to pool assets	X

(v)	reconciliation of servicer records	X

(vi)	modifications or other changes to terms of pool assets	X

(vii)	loss mitigation and recovery actions	X

(viii)	records regarding collection efforts	X

(ix)	adjustments to variable interest rates on pool assets	X

(x)	matters relating to funds held in trust for obligors	X

(xi)	payments made on behalf of obligors (such as for taxes or insurance)	X

(xii)	late payment penalties with respect to payments made on behalf of obligors	X

(xiii)	records with respect to payments made on behalf of obligors	X

(xiv)	recognition and recording of delinquencies, charge-offs and uncollectible accounts	X

(xv)	maintenance of external credit enhancement or other support						X

*	The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

EXHIBIT C
FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY
ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool
Performance Information

Information included in the [Monthly Statement]	Servicer Master Servicer

Any information required by 1121 which is NOT included on the [Monthly Statement]	FMSC

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer and FMSC
▪ Sponsor (Seller)	Seller or FMSC
▪ Depositor	FMSC
▪ Trustee	Trustee
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	FMSC
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	FMSC

Item 3: Sale of Securities and Use of Proceeds	FMSC

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
be omitted if securities were not registered.

Item 4: Defaults Upon Senior
Securities	FMSC

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee

Item 5: Submission of Matters to a
Vote of Security Holders

Information from Item 4 of Part II of Form 10-Q	Trustee

Item 6: Significant Obligors of Pool	FMSC
Assets

Item 1112(b) – Significant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement
Provider Information

Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

▪ Determining applicable disclosure threshold	FMSC

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	FMSC

Item 1115(b) – Derivative Counterparty Financial Information*

▪ Determining current maximum probable exposure	FMSC

▪ Determining current significance percentage	FMSC

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	FMSC

* This information need only be reported on

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information

Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Monthly Statement to Certificateholders	Master Servicer
Exhibits required by Item 601 of Regulation S-K, such as material agreements	FMSC

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	FMSC

Item 9B: Other Information
Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement	Master Servicer
Schedules	FMSC

Reg AB Item 1112(b): Significant
Obligors of Pool Assets

Significant Obligor Financial Information*	FMSC

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit
Enhancement Provider Financial
Information

▪ Determining applicable disclosure threshold	FMSC

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	FMSC

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative
Counterparty Financial Information
▪ Determining current maximum probable exposure	FMSC

▪ Determining current significance percentage	FMSC

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	FMSC

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer and FMSC
▪ Sponsor (Seller)	Seller or FMSC
▪ Depositor	Depositor
▪ Trustee	[FMSC/Trustee]
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	FMSC
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	FMSC

Reg AB Item 1119: Affiliations and
Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
FMSC as to (a) Sponsor/Seller as to (a)

▪ Master Servicer	Master Servicer
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	FMSC/Sponsor
▪ Any 1112(b) Significant Obligor	FMSC/Sponsor
▪ Any 1114 Credit Enhancement Provider	FMSC/Sponsor
▪ Any 1115 Derivate Counterparty Provider	FMSC/Sponsor
▪ Any other 1101(d)(1) material party	FMSC/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
FMSC as to (a) Sponsor/Seller as to (a)

▪ Master Servicer	Master Servicer
▪ Trustee	Trustee

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	FMSC/Sponsor
▪ Any 1112(b) Significant Obligor	FMSC/Sponsor
▪ Any 1114 Credit Enhancement Provider	FMSC/Sponsor
▪ Any 1115 Derivate Counterparty Provider	FMSC/Sponsor
▪ Any other 1101(d)(1) material party	FMSC/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trustee	[FMSC/Trustee]
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	FMSC/Sponsor
▪Any 1112(b) Significant Obligor	FMSC/Sponsor
▪Any 1114 Credit Enhancement Provider	FMSC/Sponsor
▪ Any 1115 Derivate Counterparty Provider	FMSC/Sponsor
▪ Any other 1101(d)(1) material party	FMSC/Sponsor

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material
Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus	All parties

Item 1.02- Termination of a Material
Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.	All parties

Item 1.03- Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	FMSC

▪ Sponsor (Seller)	FMSC/Sponsor (Seller)
▪ Depositor	FMSC
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Significant Obligor	FMSC
▪ Credit Enhancer (10% or more)	FMSC
▪ Derivative Counterparty	FMSC
• Custodian	Custodian

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 2.04- Triggering Events that	FMSC
Accelerate or Increase a Direct	Master Servicer
Financial Obligation or an Obligation
under an Off-Balance Sheet
Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Item 3.03- Material Modification to Rights of Security Holders	Master Servicer
Trustee
Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.	FMSC

Item 5.03- Amendments of Articles of
Incorporation or Bylaws; Change of
Fiscal Year

Disclosure is required of any amendment “to the governing documents of the issuing entity”.	FMSC

Item 6.01- ABS Informational and
Computational Material	FMSC

Item 6.02- Change of Servicer or	Master Servicer/FMSC/
Securities Administrator	Servicer/Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/FMSC

Reg AB disclosure about any new Trustee is also required.	Trustee

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 6.03- Change in Credit
Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
FMSC/Trustee

Reg AB disclosure about any new enhancement provider is also required.	FMSC

Item 6.04- Failure to Make a	Master Servicer
Required Distribution	Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
FMSC

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	FMSC

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	FMSC

Item 9.01- Financial Statements and	Responsible party for reporting/disclosing the financial statement or
Exhibits	exhibit

EXHIBIT D
FORM OF ADDITIONAL DISCLOSURE NOTIFICATION
Additional Disclosure Notification
[Master Servicer]
[FMSC]
Attn: Corporate Trust Services — Fremont 200[ ]-[ ]-SEC REPORT PROCESSING
RE: **Additional Form [ ] Disclosure**Required
Ladies and Gentlemen:
     In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of [ ] [ ], 200[ ], among [ ], as [ ], [ ], as [ ], [ ], as [ ] and [ ], as [ ]. The Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].
Description of Additional Form [ ] Disclosure:
List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:
     Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

EXHIBIT E
Form of Servicer Certification